Exhibit 4

FIRST AMENDMENT TO

REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) is entered into as of November 13, 2006, among Panda Ethanol, Inc., a Delaware corporation (the “Company”), Panda Energy International, Inc., a Texas corporation (“PEII”), and the several purchasers signatory hereto (each such purchaser is a “Purchaser” and collectively, the “Purchasers”).

The Company, PEII and the Purchasers are parties to that certain Registration Rights Agreement, dated as of June 7, 2006, among the Company, PEII, and the Purchasers (the “Agreement”).

Pursuant to Section 6(f) of the Agreement, the provisions of the Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions thereof may be given, if the same shall be in writing and signed by the Company and the Holders (defined below) of at least sixty-six and two-thirds percent (66-2/3%) of the then outstanding Registrable Securities (defined below).

As of the date of this Amendment, PEII and the Purchasers constitute the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding Registrable Securities and the Company, PEII and the Purchasers desire to amend, modify and supplement the Agreement as provided in this Amendment. The Company, PEII and each Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Agreement shall have the meanings given such terms in the Agreement.

2. Definition of “Public Shares”. The definition of “Public Shares” in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Public Shares’ means the shares of Common Stock, par value $0.001 per share, issued by Cirracor in accordance with the terms and conditions of the Merger Agreement in exchange for securities purchased pursuant to the Purchase Agreement.”

3. Definition of “Registrable Securities”. The definition of “Registrable Securities” in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“‘Registrable Securities’ means all of (i) the Public Shares issued to the Purchasers pursuant to the Merger and (ii) any shares of Common Stock, par value $0.001 per share, of Cirracor issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Public Shares. If, for any reason, the Commission refuses to permit all of the Public Shares described in (i) and (ii) above to be registered on a single registration statement, then all of the Public Shares issued to the Purchasers shall be registered together with as many additional Public Shares held by PEII as the Commission will permit to be registered in such initial registration statement, and the balance of PEII’s Public Shares shall be registered on another registration statement filed only after the effective date of the registration statement registering the Public Shares issued to the Purchasers; provided, however, if, for any reason, the Commission refuses to permit any of the Public Shares held by PEII to be registered and refuses to permit all of the Public Shares of the Purchasers to be registered, then the Purchasers shall reduce the number of their Public Shares to be registered on a pro rata basis as between the Purchasers.”

4. Section 6(i). Section 6(i) of the Agreement is hereby amended and restated in its entirety as follows:

“Except as set forth on Schedule 6(i), neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full. Except as set forth on Schedule 6(i), the Company hereby agrees that it will not grant registration rights more favorable than the rights specified herein to any subsequent holder of its securities without either offering the same rights to all Holders or obtaining the written consent from Holders beneficially owning in the aggregate at least 50.1% of the Registrable Securities.”

5. Annex A. Annex A to the Agreement is hereby supplemented to add the party or parties listed on Annex A to this Amendment to the list of “Acceptable Managing Underwriters” specified on Annex A to the Agreement.

6. Schedule 6(b). Schedule 6(b) to the Agreement is hereby amended, deleted and replaced in its entirety with Schedule 6(b) to this Amendment.

7. Schedule 6(i). The Agreement is hereby supplemented to add Schedule 6(i) to this Amendment as Schedule 6(i) of the Agreement.

8. Other Agreements. The Company and each of the Holders hereby acknowledges and agrees that this Amendment shall not in any way affect or diminish the rights of the Company or any of the Holders under the Agreement, except as specifically contemplated by this Amendment.

9. Conditions Precedent. Notwithstanding anything to the contrary in this Amendment, this Amendment shall inure to the benefit of and be effective and binding upon the successors and permitted assigns of each of the parties hereto and shall inure to the benefit of and be effective and binding upon each Holder and the successors and permitted assigns of each Holder.

10. Miscellaneous.

(a) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(b) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

(c) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(d) Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Headings. The headings in this Amendment are for convenience only, do not constitute a part of this Amendment, and shall not be deemed to limit or affect any of the provisions hereof.

[Remainder of Page Intentionally Left Blank.

Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Registration Rights Agreement as of the date first written above.

PANDA ETHANOL, INC.

By:	/s/ MICHAEL A. TRENTEL
Name:	Michael A. Trentel
Title:	Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: Panda Energy International, Inc.

Signature of Authorized Signatory of Holder: /s/ ROBERT W. CARTER

Name of Authorized Signatory: Robert W. Carter

Title of Authorized Signatory: Chairman & CEO

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: FrontPoint Energy Horizons Fund, L.P.

By: FrontPoint Energy Horizons Fund GP, LLC

Signature of Authorized Signatory of Holder: /s/ ARTHUR J. LEV

Name of Authorized Signatory: Arthur J. Lev

Title of Authorized Signatory: Authorized Signatory

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: GLG European Long-Short Fund

By: GLG Partners LP acting as Investment Manager for GLG European Long-Short Fund

Signature of Authorized Signatory of Holder: /s/ VICTORIA PARRY

Name of Authorized Signatory: Victoria Parry

Title of Authorized Signatory: Senior Legal Counsel

Signature of Authorized Signatory of Holder: /s/ SIMON WHITE

Name of Authorized Signatory: Simon White

Title of Authorized Signatory: Chief Operating Officer

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: GLG Global Utilities Fund

By: GLG Partners LP as Investment Manager of GLG Global Utilities Fund

Signature of Authorized Signatory of Holder: /s/ VICTORIA PARRY

Name of Authorized Signatory: Victoria Parry

Title of Authorized Signatory: Senior Legal Counsel

Signature of Authorized Signatory of Holder: /s/ SIMON WHITE

Name of Authorized Signatory: Simon White

Title of Authorized Signatory: Chief Operating Officer

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: GLG North American Opportunity Fund

By: GLG Partners LP acting as Investment Manager for GLG North American Opportunity Fund

Signature of Authorized Signatory of Holder: /s/ VICTORIA PARRY

Name of Authorized Signatory: Victoria Parry

Title of Authorized Signatory: Senior Legal Counsel

Signature of Authorized Signatory of Holder: /s/ SIMON WHITE

Name of Authorized Signatory: Simon White

Title of Authorized Signatory: Chief Operating Officer

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: FrontPoint Utility and Energy Fund, L.P.

By: FrontPoint Utility and Energy Fund GP, LLC

Signature of Authorized Signatory of Holder: /s/ ARTHUR J. LEV

Name of Authorized Signatory: Arthur J. Lev

Title of Authorized Signatory: Authorized Signatory

[SIGNATURE PAGES CONTINUE]

[SIGNATURE PAGE OF HOLDERS TO FIRST AMENDMENT TO RRA]

Name of Holder: Bonanza Master Fund Ltd.

Signature of Authorized Signatory of Holder: /s/ BRIAN LADIN

Name of Authorized Signatory: Brian Ladin

Title of Authorized Signatory: Partner

[SIGNATURE PAGES CONTINUE]